UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2015

LA JOLLA PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

California	1-36282	33-0361285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10182 Telesis Court, 6th Floor, San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 207-4264

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 9, 2015, La Jolla Pharmaceutical Company (“We,” “La Jolla” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Cowen and Company, LLC, as representatives of the several underwriters (the “Underwriters”), pursuant to which we agreed to issue and sell an aggregate of 2,932,500 shares, including 382,500 shares to be sold pursuant to the exercise by the Underwriters of the option we granted the Underwriters to purchase such shares, of our common stock (the “Shares”) to the Underwriters (the “Offering”). The Shares were sold at a public offering price of $38.00 per Share, and were purchased by the Underwriters from us at a price of $35.72 per Share. On September 11, 2015, the underwriters exercised their option to purchase an additional 382,500 shares of our common stock.

We estimate that net proceeds we will receive from the Offering, including the proceeds from the additional 382,500 shares that will be purchased by the underwriters following the exercise of their option, will be approximately $104.7 million, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by us.

The Offering was made pursuant to La Jolla’s effective registration statement on Form S-3 (Registration No. 333-197092), which was previously filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and was declared effective, a related automatically effective registration statement filed with the SEC pursuant to Rule 462(b) of the Securities Act (File No. 333-206855), and a prospectus supplement filed with the SEC.

The Offering closed on September 15, 2015. In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments that the Underwriters may be required to make because of such liabilities.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 9, 2015, among La Jolla Pharmaceutical Company and Jefferies LLC and Cowen and Company, LLC, as representatives of the several underwriters named therein

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher (contained in Exhibit 5.1)

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA JOLLA PHARMACEUTICAL COMPANY

Date: September 15, 2015	By:	/s/ George F. Tidmarsh
	Name:	George F. Tidmarsh, M.D., Ph.D.
	Title:	President and Chief Executive Officer